SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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OM GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OM GROUP, INC.
Tower City
3500 Terminal Tower
50 Public Square
Cleveland, Ohio 44113-2204

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2002

Notice is hereby given that the 2002 Annual Meeting of Stockholders of OM Group, Inc. will be held at The English Oak Room, Tower City Centre – Lower Level, 230 Huron Road NW, Cleveland, Ohio 44113, on Tuesday, May 7, 2002, at 11:00 a.m., for the following purposes:

1.	To elect three Directors;

2.	To approve the 2002 Stock Incentive Plan;

3.	To confirm the appointment of Ernst & Young LLP as independent auditors; and

4.	To transact such other business as properly may come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 15, 2002 are entitled to notice of and to vote at the meeting. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the meeting by following the procedures set forth in the attached Proxy Statement.

Michael J. Scott, Secretary

Cleveland, Ohio
April 5, 2002

OM GROUP, INC.
Tower City
3500 Terminal Tower
50 Public Square
Cleveland, Ohio 44113-2204

PROXY STATEMENT

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of OM Group, Inc. (the “Company”) and will be voted in accordance with the instructions given in the proxy if it is returned duly executed and is not revoked. A stockholder may revoke a proxy at any time before it is voted by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in and of itself revoke a proxy.

This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 5, 2002. The record date for determination of stockholders entitled to vote at the meeting was the close of business on March 15, 2002. On that date, the outstanding voting securities of the Company were 28,196,742 shares of Common Stock, par value $.01 per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Provided a quorum is present, the affirmative vote of a majority of the shares present in person or by proxy at the meeting will be sufficient to elect directors, approve the 2002 Stock Incentive Plan and ratify Ernst & Young LLP as auditors of the Company. Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which the abstention is applicable.

So far as the Company is aware, no matters other than those stated in the notice will be presented to the meeting for action on the part of the stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates, in accordance with their best judgment.

The cost of soliciting proxies will be borne by the Company. The Company will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For purposes of obtaining broad representation at the meeting, Proxy Express has been retained by the Company for distribution services, at an anticipated cost of approximately $4,000 plus postage costs. The Company has retained Morrow & Co., Inc., New York, New York, at an estimated cost of $12,500, to aid in the solicitation of proxies from brokers, institutional holders and individuals who own a large number of shares. In addition, directors, officers and employees of the Company, acting on its behalf and without being additionally compensated, may make additional requests by letter, telephone or in person for the return of proxies.

ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY)

The authorized number of directors of the Company is presently fixed at eight, divided into three classes with each designated to serve three-year terms. Two classes have three members and one class has two members. The term of the Class I directors expires at the annual stockholders meeting for election of directors in 2003, the term of the Class II directors expires at the annual stockholders meeting for election of directors in 2004, and the term of the Class III directors expires at the annual stockholders meeting for the election of directors in 2002.

For election as directors at the Annual Meeting of Stockholders to be held on May 7, 2002, the Board of Directors has recommended the election of Lee R. Brodeur, Thomas R. Miklich and James P. Mooney to serve as Class III directors for three-year terms expiring in 2005. If any of the nominees becomes unavailable for election, the accompanying proxy may be voted for a substitute, or in favor of holding a vacancy to be filled by the directors. The Company has no reason to believe that any nominee will be unavailable. The nominees receiving the largest number of votes will be elected to the director positions to be filled.

The following information is provided regarding each nominee for election as a director and each of the other directors who will continue in office after the meeting.

Nominees for Election

Lee R. Brodeur, age 74, has been a director of the Company since 1991 and a director of Mooney Chemicals, Inc. since 1987. Mr. Brodeur was employed by the Firestone Tire & Rubber Company, Akron, Ohio from 1951 until his retirement as Vice Chairman of that company in 1986. If elected, Mr. Brodeur’s term expires in 2005.

Thomas R. Miklich, age 54, has been a director of the Company since 1993. Mr. Miklich has been employed by Invacare Corporation as Chief Financial Officer and General Counsel since 1993. Prior to joining Invacare, Mr. Miklich was Executive Vice President, Chief Financial Officer and a Director of Van Dorn Company. For 22 years prior to that, Mr. Miklich was employed with The Sherwin-Williams Company where he held several financial positions, culminating as their Senior Vice President and Chief Financial Officer. If elected, Mr. Miklich’s term expires in 2005.

James P. Mooney, age 54, is Chairman of the Board and has been a director and Chief Executive Officer of OM Group, Inc. since 1991. From 1991 to 1994, Mr. Mooney was President of OM Group, Inc. From 1979 to 1991, Mr. Mooney was President and Chief Executive Officer of Mooney Chemicals, Inc. Mr. Mooney is a member of the Supervisory Board of Directors of Norddeutsche Affinerie AG and a member of the Board of Trustees of The Cleveland Clinic Foundation. Mr. Mooney received a B.A. degree in history from Quincy University. Mr. Mooney is John E. Mooney’s brother. If elected, Mr. Mooney’s term expires in 2005.

Directors Whose Terms of Office Will Continue After the Meeting

John E. Mooney, age 51, has been a director of the Company since 1995. For the past 13 years, Mr. Mooney has been Chief Executive Officer of Sachem, Inc., a specialty chemicals manufacturer. Mr. Mooney received a B.A. in Economics from the University of Toronto. Mr. Mooney is James P. Mooney’s brother. Mr. Mooney’s term will expire in 2003.

Frank E. Butler, age 65, has been a director of the Company since 1996. From 1992 until his retirement in 1997, Mr. Butler was President and General Manager of the Coatings Division of The Sherwin-Williams Company, a manufacturer, distributor and retailer of coatings and related products. From 1957 to 1992, Mr. Butler held various engineering positions in the Chemical Division of Sherwin-Williams. Mr. Butler received a masters degree in chemistry from Iowa State University. Mr. Butler’s term will expire in 2004.

Markku Toivanen, age 60, has been a director of the Company since 1991 and currently is a consultant in the base metals industry. During 2000 and until October 2001, Mr. Toivanen served as Senior Vice President of New Business Ventures of Outokumpu Oyj. From 1996 to 2000, Mr. Toivanen served as Senior Vice President Corporate Strategic Development of Outokumpu Oyj. From 1993 to 1996, Mr. Toivanen served as President and Chief Executive Officer of Outokumpu Metals & Resources Oy. Mr. Toivanen and Antti Aaltonen, Vice President of Operations for OMG Kokkola Chemicals Oy, are brothers-in-law. Mr. Toivanen’s term will expire in 2003.

Edward W. Kissel, age 60, was appointed as a director of the Company in 1999 to fill a vacancy. Mr. Kissel has been President and Chief Operating Officer of OM Group, Inc. since June, 1999. Since 1993, he has been Chief Executive Officer of Kissel Group, Ltd., a holding company with interests in Kissel Group, a consulting business specializing in strategic business issues and RotoCast Technologies, Inc., a specialty cast aluminum mold manufacturer. Previously, he was President of the Passenger and Light Truck Division of Continental-General Tire, Inc. From 1987 to 1990, he was Vice President of manufacturing and engineering for Engelhard Corporation and previously spent 24 years with the Goodyear Tire & Rubber Co. Mr. Kissel is a Director of Myers Industries, Inc. and Weda Bay Minerals, Inc., Toronto Ontario. Mr. Kissel’s term will expire in 2004.

Katherine L. Plourde, age 50, was appointed a director of the Company in February 2002. Ms. Plourde was a Principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc., New York, New York, until November 1997. Since that time she has engaged in private investing. Ms. Plourde is a director of Pall Corporation and serves as a director of several not-for-profit organizations. Ms. Plourde received a B.A. degree in English Literature from Barnard College at Columbia University and M.B.A. in Finance from Fordham University. Ms. Plourde’s term will expire in 2004.

PROPOSAL TO APPROVE THE
2002 STOCK INCENTIVE PLAN
(ITEM 2 ON THE PROXY)

At its February 11, 2002 meeting, The Board of Directors adopted, subject to stockholder approval, the 2002 Stock Incentive Plan (the “Plan”). The Plan provides for the granting of stock options to purchase shares of Common Stock of the Company and restricted shares of Common Stock of the Company. On April 2, 2002, the closing price of the Company’s Common Stock on the New York Stock Exchange was $73.00. The Board believes that the Plan provides a balanced approach to rewarding key employees linked to total return to stockholders as reflected in stock price appreciation.

Key features of the Plan include:

•	authorization of 1,400,000 shares available for grant under the Plan;

•	minimum vesting periods of one year for stock options and restricted stock;

•
limits on the number of awards (200,000 shares) that may be granted to any individual in any calendar year and the number of shares subject to the Plan (280,000 shares) that may be granted in the form of restricted stock;

•	a prohibition against the repricing of stock options; and

•	a prohibition against granting options with an exercise price less than fair market value on the date of grant.

Summary of the 2002 Stock Incentive Plan

The following is a summary of the material features of the Plan. The full text of the Plan is attached as Appendix A, and the following summary is qualified in its entirety by reference to it.

Purpose.    The purpose of the Plan is to attract, retain and motivate key employees and non-employee directors of the Company by offering incentive compensation tied to the performance of the Company and its stock price and, therefore, more closely aligned with the interests of stockholders.

Administration.    The Plan will be administered by the Compensation Committee, composed of not less than two directors appointed by the Board. Each member of the Compensation Committee shall, at all times during their service as such, be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee shall have conclusive authority to construe and interpret the Plan and any award agreement entered into thereunder, and to establish, amend and rescind administrative policies for the administration of the Plan; and such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

Term.    The Plan shall become effective as of January 1, 2002 subject to its approval by Company stockholders and continue in effect for 10 years, unless sooner terminated by the Board.

Eligibility.    Those persons eligible to participate in the Plan shall include (i) officers and other key employees of the Company and its subsidiaries whose performance, as determined by the Compensation Committee, can have a significant effect on the growth, profitability and success of the Company, and (ii) non-employee directors. The terms, conditions and restrictions of each award shall be set forth in an award agreement.

Shares Subject to the Plan.    Subject to adjustment as provided in the Plan, the total number of shares of Common Stock available under the Plan shall be 1,400,000; provided that no more than 280,000 shares of Common Stock shall be available for awards of restricted stock under the Plan and no more than 200,000 shares shall be awarded to any one person in any calendar year.

Stock Options.    Stock option awards may be granted in the form of non-statutory stock options and incentive stock options. An option shall be exercisable in whole or in such installments as may be determined by the Compensation Committee; provided, that no stock option shall be exercisable prior to the expiration of one year from the date of grant (except in the case of a change in control) or be exercisable more than ten years after the date of grant. The Compensation Committee shall establish the exercise price of the stock option, but such price may not be less than the per share fair market value of the Common Stock on the date of the grant, subject to certain adjustments.

Stock options issued in the form of incentive stock options are also subject to certain additional limitations. The aggregate fair market value of Common Stock with respect to which incentive stock options may become exercisable by an employee in any calendar year may not exceed $100,000 as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Any incentive stock option granted to an employee who owned shares of the Company possessing more than 10% of the combined voting power of all classes of shares of the Company shall have an option price that is at least 110% of the fair market value of the shares and shall not be exercisable after five years from the date of grant.

Restricted Stock Awards.    Awards may be granted in the form of restricted stock awards. Restricted stock awards are subject to such terms, conditions, restrictions, or limitations as the Compensation Committee deems appropriate; provided that no vesting period may be less than one year from the date of grant (except in the case of a change in control).

Payment of Awards.    Payment of awards may be made in cash, stock, a combination of cash and stock or such other consideration as the Compensation Committee may deem appropriate. Payment may also be made in lump sums or installments as determined by the Compensation Committee.

Change in Control.    In the event of a “change in control” of the Company, stock options not otherwise exercisable shall become fully exercisable and all restrictions previously established with respect to restricted stock awards will conclusively be deemed to have been satisfied.

Amendments.    The Compensation Committee may suspend or terminate the Plan at any time. The Compensation Committee may also amend the Plan from time to time in any manner but may not, without stockholder approval, adopt any amendment which would (i) materially increase the benefits accruing to participants under the Plan, including altering the exercise price so as to reduce the purchase price payable for shares under the Plan, (ii) except as permitted under the Plan, materially increase the number of shares of Common Stock which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

Federal Income Tax Consequences.    For federal income tax purposes, a holder of stock options (“optionee”) does not realize taxable income at the time of the grant of an incentive stock option or a non-statutory stock option. Upon the exercise of a non-statutory stock option, the Company is entitled to a deduction and the optionee recognizes ordinary income in the amount by which the fair market value of the shares the optionee receives exceeds the option price. On the subsequent sale of shares received upon the exercise of a non-

statutory stock option, the difference between the fair market value of the shares on the date of receipt and the amount realized on the sale will be treated as a capital gain or loss, which will be short or long term depending on the length of the period for which shares are held prior to sale.

In the case of incentive stock options, the optionee generally does not realize taxable income until the sale of shares received upon exercise of the option. However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as a preference item for purposes of the alternative minimum tax. If a sale does not take place within two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. In this case, the Company will not be entitled to a deduction for income tax purposes in connection with the grant or the exercise of the option. If a sale occurs prior to two years after grant or one year after exercise, then the difference between the option price and the fair market value of the common stock on the date of exercise (or, in certain cases, the amount realized on sale, if less than the market value on the date of exercise) is taxable as ordinary income to the optionee and is deductible by the Company for federal income tax purposes.

Deductibility of Executive Compensation.    Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the end of the corporation’s fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation’s fiscal year. The $1 million compensation deduction limitation does not apply to “performance-based” compensation under Section 162(m) of the Code.

The final regulations promulgated by the Internal Revenue Service under Section 162(m) (the “Final Regulations”) set forth a number of requirements which must be satisfied in order for compensation paid under the Plan to qualify as “performance-based” for purposes of Section 162(m). The Company is seeking stockholder approval of the Plan in order to qualify certain compensation awarded under the Plan as “performance-based” for purposes of Section 162(m).

Awards Under the Plan.    No awards of stock options or restricted stock have been issued under the Plan prior to the solicitation of stockholder approval. The provisions in this Proxy Statement on executive compensation and security ownership of directors and officers reflect the award experience of the Company under existing incentive stock compensation plans. The awards to be granted under this Plan are not expected to be materially different from the award experience of the Company under existing incentive stock compensation plans.

Vote Required for Adoption of the Plan

The affirmative vote of the holders of a majority of the shares of the Company Common Stock present in person or by proxy and entitled to vote at the meeting is required to approve the Plan. The Board of Directors recommends that the stockholders vote FOR the Plan.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT ACCOUNTANTS
(ITEM 3 ON THE PROXY)

Ernst & Young LLP (“E&Y”) served as the Company’s independent accountants for the year ended December 31, 2001. The Board of Directors, on the recommendation of the Audit and Finance Committee, has appointed E&Y as independent accountants for the Company for the year ending December 31, 2002. Representatives of E&Y will be in attendance at the Annual Meeting where they will have the opportunity to make a statement and if requested they will be available to respond to questions from the shareholders.

Item 3 on the proxy is a request from the Board of Directors that the shareholders vote to ratify the appointment of E&Y as independent auditors. If the appointment is not ratified by the shareholders, the Board will consider other independent accountants for 2003.

SECURITY OWNERSHIP OF DIRECTORS,
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of January 31, 2002, information concerning the number of shares of Common Stock of the Company beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table individually and by all executive officers and directors of the Company as a group. No executive officer or director other than James P. Mooney owns more than 1% of the outstanding shares of Common Stock of the Company. As of January 31, 2002, Mr. Mooney owned approximately 4.2% and all executive officers and directors as a group owned approximately 5.5% of such shares. The totals shown below for each person and for the group include shares held personally, shares held by family members, shares held under the Profit-Sharing Plan, and shares acquirable within sixty days of the above date by the exercise of stock options granted under the Company’s stock option plan.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)

Name of Beneficial Owner	Directly Owned(2)	Profit-Sharing Plan	Exercisable Options(3)	Total
Lee R. Brodeur	5,750	-0-	23,055	28,805
Frank E. Butler	-0-	-0-	18,866	18,866
Edward W. Kissel	700	-0-	135,000	135,700
James M. Materna	1,050	2,922	191,100	195,072
Thomas R. Miklich	3,450	-0-	3,890	7,340
James P. Mooney	655,518	830	548,065	1,204,413
John E. Mooney	10,854	-0-	7,568	18,422
Markku Toivanen	-0-	-0-	3,080	3,080
All Directors and Officers as a Group (consisting of 8 persons)	677,322	3,752	930,624	1,611,698

(1)	Each person has sole voting and investment power with respect to all shares shown except as indicated below.

(2)	James. P. Mooney’s shares include 541,381 shares held by a limited partnership, Lion Investment Co. L.P., for which Mr. Mooney is a general partner.

(3)
Represents shares subject to stock options that were exercisable at January 31, 2002 or within 60 days of January 31, 2002. James P. Mooney’s options include 448,065 options transferred to a limited partnership in accordance with the terms of the Company’s Long-Term Incentive Compensation Plan. Mr. Mooney, as a general partner of the limited partnership to which the options have been transferred, continues to have voting and investment power with respect to these shares.

The following table sets forth information concerning each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock or stock convertible into Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Baron Capital Group, Inc. 767 Fifth Avenue New York, NY 10153 (1)	3,369,890	14.0%

CitiGroup, Inc. 399 Park Avenue New York, NY 10043
and
Salomon Smith Barney Holdings, Inc. 388 Grenwich Street New York, NY 10013 (2)	1,774,731	7.4%

(1)
Information regarding share ownership was obtained from Amendment No. 5 to a Schedule 13G filed on February 8, 2002 by BAMCO, Inc. Baron Capital Group, Inc. is a parent holding company of a group of investment management companies. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Barron Asset Fund is an investment advisory client of BAMCO, Inc. Ronald Baron owns a controlling interest in Baron Capital Group Inc. Baron Capital Group, Inc. and Ronald Baron each have shared voting and dispositive power with respect to all 3,369,890 shares. BAMCO Inc. has shared voting and dispositive power with respect to 2,780,300 shares. Baron Capital Management Inc. has shared voting and dispositive power with respect to 589,590 shares. Baron Asset Fund has shared voting and dispositive power with respect to 2,360,300 of the shares listed herein.

(2)
Information regarding share ownership was obtained from the Schedule 13G/A filed on February 4, 2002 jointly by CitiGroup, Inc. and Salomon Smith Barney Holdings, Inc. CitiGroup Inc. is the sole stockholder and parent holding company of Salomon Smith Barney Holdings, Inc. CitiGroup, Inc. has shared voting and dispositive power with respect to all 1,774,731 shares. Salomon Smith Barney Holdings, Inc. has shared voting and dispositive power with respect to 1,773,581 shares.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Company’s Board of Directors held four regularly scheduled meetings and one special meeting during 2001. The Board has a standing Audit and Finance Committee and a standing Compensation Committee. During 2001, each director attended at least 80% of the meetings of the Board and those committees on which he served.

The Audit and Finance Committee, currently composed of the independent directors Messrs. Lee R. Brodeur, Thomas R. Miklich and Frank E. Butler, engages in the functions usual to an audit committee of a publicly held corporation, including recommendations as to the engagement of independent accountants; review with the independent accountants of the proposed scope of and plans for annual audits and review of audit results; review of the adequacy of internal financial controls; and review of any problems identified by the auditors. During 2001, the Audit and Finance Committee met six times. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors. A copy of this charter was attached as an appendix to the Proxy Statement for the 2001 Annual Meeting of Stockholders.

The Compensation Committee, currently composed of Messrs. Lee R. Brodeur and Frank E. Butler, held six meetings during 2001. The functions of the Compensation Committee are to review, consider and recommend candidates for election as officers of the Company; to review and authorize rates of compensation for officers; to designate those employees who will receive grants of stock options and other stock awards under the Company’s Long-Term Incentive Compensation Plan and the type and size of such grants; and to determine the bonus levels for key executives and middle management employees under the Company’s bonus program.

Compensation of Directors

Directors who are also officers of the Company receive no additional compensation for serving as directors. Outside directors receive an annual director’s fee of $36,000 per annum and an annual fee of $5,000 per committee for service on the Audit and Finance Committee or Compensation Committee. Committee chairmen also receive an additional $5,000 per annum. In addition, each outside director receives a fee of $1,500 for each Board meeting attended. Directors may elect to receive their compensation in the form of cash, stock options or restricted stock under the Company’s Non-Employee Directors’ Equity Compensation Plan. Under this plan, directors may purchase stock options for a price equal to the difference between the exercise price (75% of fair market value on date of grant) and the fair market value per share. Restricted shares may be purchased at a price equal to fair market value per share. Also, directors electing to receive restricted stock receive additional restricted stock equal to 5% of newly applied cash compensation. Directors are reimbursed for their travel and other expenses incurred in attending Board and committee meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table.    The following table sets forth all compensation awarded to, earned by or paid to (i) the Company’s Chief Executive Officer and (ii) the Company’s next two most highly compensated executive officers (collectively, the “Named Officers”), for services rendered during 1999, 2000 and 2001.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Bonus(2)	Restricted Stock Awards(3)	Securities and Underlying Stock Options (Shares)	LTIP Payouts $	All Other Compensation(4)
James P. Mooney	2001	785,500	1,140,000	1,776,000	10,000	-0-	274,200
Chairman & CEO	2000	640,500	1,123,000	-0-	100,000	-0-	178,500
	1999	580,000	630,000	-0-	85,000	-0-	161,000

Edward W. Kissel	2001	540,500	563,000	1,184,000	20,000	-0-	168,750
President & COO	2000	485,500	665,000	-0-	65,000	-0-	92,929
	1999	240,208	207,813	570,000	70,000	-0-	28,125

James M. Materna	2001	339,500	288,000	592,000	20,000	-0-	92,850
CFO	2000	296,500	360,000	-0-	50,000	-0-	68,940
	1999	270,000	243,000	-0-	37,000	-0-	62,150

(1)	Salary amounts include $10,500 401(k) deferral.

(2)	Amounts awarded to the Named Officer under OMG’s Bonus Program for Key Executives and Middle Management.

(3)
Restricted stock awards granted in 2001 were as follows: Mr. Mooney—30,000 shares; Mr. Kissel—20,000 shares; and Mr. Materna—10,000 shares. Dollar amounts shown for each officer in 2001 equal the number of shares of restricted stock granted multiplied by the stock price on the grant date ($59.20). The dollar amount shown for Mr. Kissel in 1999 equals the number of shares of restricted stock granted (15,000) multiplied by the stock price on the grant date ($38.00). The valuations shown do not take into account the diminution in value attributable to the restriction applicable to the shares. Dividends will be paid on all restricted stock shown above. As of December 31, 2001, Mr. Mooney’s 30,000 shares of restricted stock had a value of $1,985,700, Mr. Kissel’s 35,000 shares of restricted stock had a value of $2,316,650 and Mr. Materna’s 10,000 shares of restricted stock had a value of $661,900. The restricted stock awards granted in 2001 to Mr. Mooney, Mr. Kissel, and Mr. Materna will vest in equal increments over a three-year period on each of December 31, 2002, 2003 and 2004. As it relates to the restricted stock award of 15,000 shares granted to Mr. Kissel in 1999, on the three year anniversary, June 1, 2002, 5,000 shares will vest and an amount equal to accrued dividends will be paid and on the five year anniversary, June 1, 2004, 10,000 shares will vest together with an amount equal to accrued dividends.

(4)
This amount represents amounts contributed for the Named Officer under the Company’s qualified Profit-sharing Plan and amounts accrued under the OM Group, Inc. Benefit Restoration Plan. The amount the Company contributed during 2001 for the named executive officers for the Profit Sharing Plan was $15,000 each. For the Benefit Restoration Plan during 2001 the Company contributed the following amounts: Mr. Mooney, $259,200; Mr. Kissel, $153,750; and Mr. Materna, $77,850.

Options Grants Table.    The following table sets forth additional information concerning individual grants of stock options pursuant to the Company’s Long-Term Incentive Compensation Plan made by the Company during 2001 to the Named Officers, which options are included in the Summary Compensation Table above. Stock options granted under the plan have a 10-year term and become fully exercisable at December 31 of the year following the year in which granted. The option price for stock options granted under the plan is the closing sale price of the Company’s Common Stock on the date of grant.

OPTION GRANT TABLE

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in 2001	Exercise or Base Price	Expiration Date	5%	10%
James P. Mooney	10,000	4%	$59.20	11/05/2011	$372,300	$943,500
Edward W. Kissel	20,000	8%	$59.20	11/05/2011	$744,600	$1,887,000
James M. Materna	20,000	8%	$59.20	11/05/2011	$744,600	$1,887,000

AGGREGATED OPTION EXERCISES AND
FISCAL YEAR-END OPTION VALUE

Name	Shares acquired on exercised (#)	Value realized (1)	Number of Securities Underlying Unexercised Options at 12/31/01			Value of Unexercised In-the-Money Options at 12/31/01(2)
			Exercisable		Unexercisable	Exercisable	Unexercisable
James P. Mooney	177,161	$9,080,387	548,065	(3)	10,000	$19,346,983	$69,000
Edward W. Kissel	—	—	135,000		20,000	$3,333,150	$139,800
James M. Materna	19,049	$757,177	191,100		20,000	$5,855,810	$139,800

(1)	Market value of stock at date and time of exercise less exercise price.
(2)	Based on fair market value at December 31, 2001 of $66.19.
(3)
Includes 448,065 stock options which were transferred in accordance with the terms of the Company’s Long-Term Incentive Compensation Plan to a limited partnership in which Mr. Mooney is a general partner.

Report of the Compensation Committee

Executive Compensation Policy.    The Compensation Committee of the Board of Directors (the “Committee”), comprised solely of outside directors of the Company, is responsible for setting the policies and approving the practices of the Company in its compensation to executive officers of the Company and its subsidiaries, including those executive officers named in the compensation tables in this Proxy Statement. The Committee’s general policy on executive compensation is to provide a significant incentive to management to achieve annual profit goals and to increase the value of the Company’s stock. The policy is intended to cause a significant portion of total executive compensation to be contingent upon Company performance and in the form of annual and longer-term incentives.

In carrying out its responsibilities in 2001, the Committee considered the following:

1.	The Company’s financial performance;

2.	The Company’s general policies and practices for compensation of employees;

3.	The recommendations of the Company’s management concerning compensation of individual key employees; and

4.
Advice from independent compensation consultants concerning all aspects of the Company’s compensation policies, including how its policies and practices compare to the policies and practices of other comparable companies.

The three major components of the Company’s executive officer compensation program are (1) base compensation and annual adjustments thereto paid pursuant to employment contracts with executive officers, (2) annual bonuses paid pursuant to the Bonus Program for Key Executives and Middle Management, and (3) stock options issued at fair market value pursuant to the Company’s 1998 Long-Term Incentive Compensation Plan.

Employment Contracts with Executive Officers.    The Company has entered into employment contracts with each of its executive officers. The employment contracts establish the position of each executive officer and provide that the executive officer will devote his full professional attention to the Company and that the Company will not materially decrease his level of responsibility. Each contract provides for automatic yearly renewals unless the contract is terminated by either party upon six months’ prior notice.

Each contract provides for base compensation which may be increased annually, but not decreased. In considering annual adjustments to an executive officer’s base compensation, the Committee considers both Company and individual performance. In addition, executive officers’ base salaries are targeted between the median and 75th percentile of comparably sized companies in the chemical and non-durable goods manufacturing industries. Each contract also provides for annual bonuses paid pursuant to the Company’s Bonus Program for Key Executives and Middle Management described below.

The Company may terminate each contract at any time with or without cause. If terminated for cause, an officer is entitled to compensation accrued up to the time of termination. If terminated without cause, the officer is entitled to accrued compensation and to receive all base compensation, incentive bonuses and fringe benefits due under his contract for the later of the expiration of the current contract term or two years after delivery of notice of termination with respect to James P. Mooney and James M. Materna. If the officer resigns for any reason, he is entitled to accrued compensation and to receive all base compensation for three months following the effective date of termination of his employment.

Mr. Kissel has a three year employment contract, renewable for two year periods on six months notice. The contract provides for severance pay in the amount of base and incentive compensation for the remainder of any portion of the term not served, unless the executive is dismissed for cause as defined in the contract.

Bonus Program for Key Executives and Middle Management.    The Company pays annual bonuses to certain employees, including executive officers, based primarily on the Company’s operating profit. In deciding annual bonus amounts, the Committee reviews the Company’s performance against a predetermined consolidated operating profit goal, approved annually by the Board of Directors as part of the Company’s financial budgeting process. Annual bonuses are then paid pursuant to a schedule approved by the Board of Directors which sets forth specified percentages of base compensation payable as annual bonuses based upon the level of attainment of the predetermined operating profit goal. Based on this performance, executive officers, other than the CEO, received annual bonuses ranging from 85% to 104% of their annual base salaries in 2001.

1998 Long-Term Incentive Compensation Plan.    Executive officers and other key employees also received compensation pursuant to the Company’s 1998 Long-Term Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan is designed to promote the Company’s growth and profitability by providing, through

Common Stock ownership, incentives to attract and retain highly talented persons to provide managerial and administrative services to the Company and to motivate such persons to use their best efforts on the Company’s behalf. The Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock awards and phantom stock (collectively, “Awards”). Under the 1998 Long-Term Incentive Compensation Plan, the total number of shares of Common Stock subject to the plan each year is 1.5% of the total number of issued and outstanding shares of Company’s Common Stock as of December 30 of the preceding calendar year.

The Incentive Plan is administered by the Committee. Subject to the provisions of the Incentive Plan, the Committee is authorized to determine who may participate in the Incentive Plan, the Awards made to each participant and the terms and conditions applicable to each Award. The number of stock options granted to executive officers and key employees during 2001 depended principally upon the individual’s level of responsibility within the Company and the Committee’s assessment of individual performance and contribution.

CEO Compensation and Company Performance.    In setting Mr. James P. Mooney’s compensation for 2001, the Committee considered the Company’s financial performance during the previous four quarters, Mr. Mooney’s personal performance and comparative data on the salaries for chief executive officers of comparably-sized companies in the chemical and non-durable goods manufacturing industries. The Committee also considered various factors of corporate performance, including profitability, market position, productivity, product leadership and the balancing of short-term and long-term goals.

Mr. Mooney’s contract also provides for bonuses in accordance with the Bonus Program for Key Executives and Middle Management. The Committee reviewed the Company’s 2001 performance against the predetermined consolidated operating profit goal for 2001 and also considered the successful acquisition by the Company of the precious metals and metals management businesses of dmc2 Degussa Metals Catalysts Cerdec AG (“dmc2”). Based upon the Company’s level of attainment of operating profit goal and the acquisition of the dmc2 businesses, Mr. Mooney received an annual bonus for 2001 of $1,140,000 in recognition of the Company’s and his individual performance in 2001.

On November 5, 2001, the Committee approved a grant of an option for 10,000 shares and an award for 30,000 restricted shares to Mr. Mooney pursuant to the Incentive Plan. The size of these awards was based on the Committee’s consideration of the size of similar awards to chief executive officers with pay and responsibility comparable to that of Mr. Mooney and its qualitative assessment of Mr. Mooney’s performance during 2000.

Th	e Compensation Committee

Le	e R. Brodeur, Chairman
Fra	nk E. Butler

Report of the Audit and Finance Committee

The Audit and Finance Committee has reviewed and discussed with management of the Company the consolidated financial statements of the Company and its subsidiaries to be set forth in the Company’s 2001 Annual Report to Shareholders for the year ended December 31, 2001. The Audit and Finance Committee has (i) discussed with E&Y those matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” (ii) received from E&Y the written communications required by Independence Standards Board Standard No. 1, and (iii) discussed with E&Y its independence from the Company and management. E&Y had confirmed to the Company that they are in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission rules governing auditor independence. Based on these reviews and discussions, the Audit and Finance Committee recommends to the Board of Directors of the Company that the audited financial statements be included in the

Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Th	e Audit and Finance Committee

Th	omas R. Miklich, Chairman
Le	e R. Brodeur
Fra	nk E. Butler

Audit Fees

The aggregate fees billed by E&Y for the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements for fiscal year 2001 were $920,000.

Financial Information Systems Design and Implementation Fees

E&Y did not render any services relating to financial information systems design and implementation and therefore their fees were $0.

All Other Fees

The aggregate fees billed by E&Y for all other services, other than those stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees, were $4,000,000. The fees consisted of (a) $1,710,000 for audit-related services which generally included statutory and employee benefit plan audits and services in connection with business acquisitions and registration statements filed with the Securities and Exchange Commission, and (b) $2,290,000 for tax-related services which generally included tax and employee benefit plan compliance and tax advisory services.

The Audit and Finance Committee and the Board of Directors considered the independence of E&Y and determined that the performance of non-audit services did not affect their independence.

Performance Compared to Certain Standards

The chart set forth below compares the Company’s cumulative total stockholder return to (a) that of the Standard & Poor’s 500 Index, and (b) that of S&P Chemicals (Specialty) Index. In all cases, the information is presented on a dividend reinvested basis.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG OM GROUP INC.,
S&P CHEMICALS (Specialty) AND S&P 500 INDEX

	OM Group Inc.	S&P Chemicals (Specialty)	S&P 500 Index
12/31/1996	$100.00	$100.00	$100.00
12/31/1997	136.99	123.83	133.36
12/31/1998	137.79	105.46	171.47
12/31/1999	131.48	116.74	207.56
12/31/2000	210.70	103.84	188.66
12/31/2001	257.56	97.31	166.24

RELATED PARTY TRANSACTIONS

Mr. Markku Toivanen, a director of the Company, was formerly Senior Vice President of Strategic Development of Outokumpu Oyj, our former majority stockholder. The Company’s Kokkola, Finland production facility (KCO) is situated on property owned by Outokumpu Zinc Oy, an affiliate of Outokumpu Oyj. KCO and Outokumpu Zinc Oy share certain physical facilities, services and utilities under agreements with various expiration dates. Services and utilities are also provided to the Company’s Harjavalta, Finland production facility (“HNO”) under similar agreements. Utilities and raw material purchase assistance contracts provide that KCO and HNO jointly purchase with, or pay a fee to, affiliates of Outokumpu Oyj for assistance in negotiating contracts and securing bulk quantity discounts. Amounts paid related to these raw contracts and utilities agreements amounted to approximately $116,000,000 and $10,000,000, respectively, in 2001. The Company has other arrangements with Outokumpu Oyj affiliates relating to a service agreement, a lease, and research and development. The aggregates of the amounts paid during 2001 pursuant to these other arrangements amounted to approximately $20,000,000.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2003 annual meeting and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting must deliver the proposal to the Company no later than December 6, 2002.

Any stockholder who intends to present a proposal at the 2003 annual meeting other than for inclusion in the Company’s proxy statement and form of proxy must deliver the proposal to the Company at its executive offices not later than April 14, 2003, or such proposal will be untimely. If a stockholder fails to submit the proposal by April 14, 2003, the Company reserves the right to exercise discretionary voting authority on the proposal.

OM	GROUP, INC.

Mi	chael J. Scott
Sec	retary

APPENDIX A

OM GROUP, INC.

2002 Stock Incentive Plan

1.     Purpose

The purpose of the Plan is to advance the long-term interests of OM Group, Inc. by (i) motivating executive personnel by means of long-term incentive compensation, (ii) furthering the identity of interests of participants with those of the shareholders of the Corporation through the ownership and performance of the Common Stock of the Corporation, and (iii) permitting the Corporation to attract and retain directors and executive personnel upon whose judgment the successful conduct of the business of the Corporation largely depends. Toward this objective, the Committee may grant stock options and restricted stock awards to Key Employees of the Corporation and its Subsidiaries, and shall grant stock options to non-employee directors of the Corporation, on the terms and subject to the conditions set forth in the Plan.

2.     Definitions

2.1    “Administrative Policies” means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

2.2    “Award” means any form of stock option or restricted stock granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

2.3    “Award Agreement” means a written agreement with respect to an Award between the Corporation and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

2.4    “Board” means the Board of Directors of the Corporation.

2.5    “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 6(e) of schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time after January 1, 1992 as (i) any “person” within the meaning of Section 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2.6    “Change in Control Price” means the higher of (i) the mean of the high and low trading prices for the Corporation’s Common Stock on the Stock Exchange on the date of determination of the Change in Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change in Control of the Corporation.

2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8    “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Section 3 hereof.

2.9    “Common Stock” means Common Stock, par value $.01, of the Corporation.

2.10    “Corporation” means OM Group, Inc.

2.11    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12    “Key Employee” means an employee of the Corporation or a Subsidiary who holds a position of responsibility in a managerial, administrative or professional capacity, and whose performance, as determined by the Committee in the exercise of its sole and absolute discretion, can have a significant effect on the growth, profitability and success of the Corporation.

2.13    “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

2.14    “Plan” means the OM Group, Inc. 2002 Stock Incentive Plan.

2.15    “Stock Exchange” means the New York Stock Exchange or, if the Common Stock is no longer traded on the New York Stock Exchange, such other market price reporting system on which the Common Stock is traded or quoted designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.

2.16    “Subsidiary” means a corporation or other business entity in which the Corporation directly or indirectly has an ownership interest of fifty-one percent or more.

3.     Administration

The Plan shall be administered under the supervision of the Committee composed of not less than two directors each of whom shall be deemed to be “a Non-Employee Director” under Rule 16b-3 of the Exchange Act or any subsequent rule or act.

Members of the Committee shall serve at the pleasure of the Board of Directors, and may resign by written notice filed with the Chief Executive Officer or the Secretary of the Corporation. A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board of Directors. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any Award Agreement entered into hereunder and to establish, amend and rescind Administrative Policies for the administration of this Plan and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

In addition, in order to enable Key Employees who are foreign nationals or employed outside the United States, or both, to receive Awards under the Plan, the Committee may adopt such amendments, Administrative Policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.     Eligibility

Any Key Employee or non-employee director of the Corporation is eligible to become a Participant in the Plan.

5.     Shares Available

(a)  Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. Subject to the adjustments provided for in Sections 17 and 18 hereof, the maximum number of shares of Common Stock available for grant of Awards under the Plan shall be 1,400,000. Notwithstanding the foregoing, (i) at no time shall the number of shares available for grant (whether in the form of restricted stock or stock options) in any calendar year to any one person exceed 200,000 and (ii) at no time shall the total number of restricted stock Awards granted under the Plan exceed 280,000 shares.

(b)  For purposes of calculating the number of shares of Common Stock deemed to be granted hereunder during any calendar year, each Award, whether denominated in stock options, or restricted stock, shall be deemed to be a grant of a number of shares of Common Stock equal to the number of shares represented by the stock options or shares of restricted stock set forth in the Award, provided, however, in the case of any Award as to which the exercise of one right nullifies the exercisability of another, the number of shares deemed to have been granted shall be the maximum number of shares (and/or cash equivalents) that could have been acquired upon the maximum exercise or settlement of the Award.

(c)  For purposes of calculating the number of shares available for re-grant in any year, the portion of any Award that has been settled by the payment of cash or the issuance of shares of Common Stock, or a combination thereof, shall not be available for re-grant under the Plan, irrespective of the value of the settlement or the method of its payment. The settlement of an Award shall not be deemed to be the grant of an Award hereunder.

6.     Term

The Plan shall become effective as of January 1, 2002, subject to approval of the Plan by the Corporation’s stockholders at the 2002 annual meeting. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Corporation’s stockholders. The Plan shall continue in effect for 10 years, unless sooner terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.

7.     Participation

The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan’s purposes and the Committee shall determine the type or types of Awards to be made to the Participant. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

8.     Stock Options

(a)    Grants.    Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or non-statutory stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantage option authorized by the Code from time to time.

(b)    Terms and Conditions of Options.    An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee; provided, however, that no stock option shall be exercisable prior to the expiration of one year from the date of grant (except as provided in Section 22 hereof) or be exercisable more than ten years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the per share fair market value of the Common Stock, as determined by the Committee, on the date of the stock option’s grant subject to adjustment as provided in Sections 15 or 16 hereof.

(c)    Restrictions Relating to Incentive Stock Options.    Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Incentive Stock Options shall be granted only to full time employees of the Corporation and its subsidiaries within the meaning of Section 424 of the Code. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Corporation or any Subsidiary which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422 of the Code, or any successor provision, to own shares of the Corporation possessing more than ten percent of the total combined voting power of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation, shall have an option exercise price that is at least one hundred ten percent of the fair market value of the shares at the date of grant and shall not be exercisable after the expiration of five years from the date it is granted.

(d)    Additional Terms and Conditions.    The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, on any stock option Award, provided they are not inconsistent with the Plan.

(e)    Payment.    Upon exercise, a participant may pay the option exercise price of a stock option in cash or shares of Common Stock or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

9.     Restricted Stock Awards

(a)    Grants.    Awards may be granted in the form of restricted stock Awards. Restricted stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.

(b)    Award Restrictions.    Restricted stock Awards shall be subject to such terms, conditions, restrictions, or limitations as the Committee deems appropriate including, by way of illustration but not by way of limitation, restrictions on vesting, forfeiture, transferability, requirements of continued employment or individual performance or the financial performance of the Corporation; provided, however, no vesting period shall be less than one year from the date of grant (except as provided in Section 22 hereof). The Committee may modify, or accelerate the termination of, the restrictions applicable to a restricted stock Award under such circumstances as it deems appropriate.

(c)    Rights as Shareholders.    During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, by way of illustration but not by way of limitation, the right to vote such shares and to receive dividends.

(d)    Evidence of Award.    Any restricted stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

10.   Payment of Awards

Except as otherwise provided herein, Award Agreements may provide that, at the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. Further, the terms of Award Agreements may provide for payment of Awards in the form of a lump sum or installments, as determined by the Committee.

11.   Dividends and Dividend Equivalents

If an Award is granted in the form of a restricted stock Award, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest or be reinvested into additional shares of Common Stock.

12.   Termination of Employment

The Committee shall adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Corporation or Subsidiary whether because of death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Corporation or of its applicable Subsidiary.

13.   Assignment and Transfer

Unless the Committee otherwise determines, the rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

14.   Adjustments Upon Changes in Capitalization

In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares merger, consolidation or any change in the corporate structure or shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the shares issuable pursuant to then outstanding Awards shall be appropriately adjusted by the Committee whose determination shall be final.

15.   Extraordinary Distributions and Pro-Rata Repurchases

In the event the Corporation shall at any time when an Award is outstanding make an Extraordinary Distribution (as hereinafter defined) in respect of Common Stock or effect a Pro-Rata Repurchase of Common Stock (as hereinafter defined), the Committee shall consider the economic impact of the Extraordinary

Distribution or Pro-Rata Repurchase on Participants and make such adjustments as it deems equitable under the circumstances. The determination of the Committee shall, subject to revision by the Board of Directors, be final and binding upon all Participants.

(a)    As used herein, the term “Extraordinary Distribution” means any dividend or other distribution of

(x)  cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all Pro-Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro-Rata Repurchases which is in excess of the Fair Market Value of the Common Stock repurchased during such twelve month period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution or

(y)  any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any Subsidiary of the Corporation), or any combination thereof.

(b)    As used herein “Pro-Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Subsidiary thereof, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares of the Corporation or any Subsidiary thereof made in open market transactions shall be deemed a Pro-Rata Repurchase.

16.   Withholding Taxes

The Corporation or the applicable Subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment tax required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable Administrative Policies it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

17.   Noncompetition Provision

Unless the Award Agreement specifies otherwise, a Participant shall forfeit all unexercised unearned Awards if (i) in the opinion of the Committee, the Participant, without the written consent of the Corporation, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Corporation or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is detrimental to the best interests of the Corporation.

18.   Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates of Common Stock evidencing restricted stock Awards or any other Award payable in Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the Stock Exchange, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

19.   No Right to Continued Employment or Grants

Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Corporation or any Subsidiary. The Corporation or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Key Employee at any time. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or if granted an Award in any year, to receive Awards in any subsequent year.

20.   Amendment

The Committee may suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan including altering the exercise price so as to reduce the purchase price payable for shares under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in Section 15), or (c) materially modify the requirements as to eligibility for participation in the Plan.

21.   Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law.

22.   Change in Control

(a)  Stock Options.    In the event of a Change in Control, options not otherwise exercisable at the time of a Change in Control shall become fully exercisable upon such Change in Control.

(b)  Restricted Stock Awards.    In the event of a Change in Control, all restrictions previously established with respect to restricted stock Awards will conclusively be deemed to have been satisfied. Participants shall be entitled to have issued to them the shares of Common Stock described in the applicable Award Agreements, free and clear of any restriction or restrictive legend, except that if upon the advice of counsel to the Corporation, shares of Common Stock cannot lawfully be issued without restriction, then the Corporation shall make payment to Participants in cash in an amount equal to the Change in Control Price of the Common Stock that otherwise would have been issued.

(i)  Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change in Control; and

(ii)  After the payment provided for in (i) above, Participants shall have no further rights under restricted stock Awards outstanding at the time of such Change in Control of the Corporation.

(c)    Directors’ Stock Options.    Directors’ Stock Options not otherwise exercisable at the time of a Change in Control shall become fully exercisable upon such Change in Control; provided, however, that options shall not become exercisable under this provision prior to the expiration of six months from the date of grant.

(i)  The Corporation shall make payment to Directors with respect to Options in cash in an amount equal to the appreciation in the value of the Option from the option exercise price specified in the Award Agreement to the Change in Control Price;

(ii)  Such cash payments to Directors shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change in Control; and

(iii)  After the payment provided for in (i) above, Participants shall have no further rights under Options outstanding at the time of such Change in Control.

(d)  Miscellaneous.    Upon a Change in Control, no action shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which he may become entitled as a result of such Change in Control.

23.   No Right, Title, or Interest In Corporation Assets

No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name except, in the case of restricted stock Awards, to the extent such rights are granted to the Participant under Section 9(c) hereof. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

24.   Payment by Subsidiaries

Settlement of Awards to employees of Subsidiaries shall be made by and at the expense of such Subsidiary. Except as prohibited by law, if any portion of an Award is to be settled in shares of Common Stock, the Corporation shall sell and transfer to the Subsidiary, and the Subsidiary shall purchase, the number of shares necessary to settle such portion of the Award.

DETACH CARD HERE

OM GROUP, INC. Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints James M. Materna, James P. Mooney and Michael J. Scott, or any of them, with full power of substitution, to vote the shares of the undersigned at the 2002 Annual Meeting of Stockholders of OM Group, Inc. to be held on May 7, 2002, and at any adjournment thereof as follows:

The Board of Directors recommends that votes be cast FOR the election of the nominees and in favor of proposals 1, 2, 3 and 4.

1.	Election of Directors.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees.

Lee R. Brodeur, Thomas R. Miklich, James P. Mooney

(INSTRUCTIONS: (if you wish to withhold authority to vote for any nominee, write that name on the line below).

2.	Approve the 2002 Stock Incentive Plan.
☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

3.	Confirmation of the Appointment of Ernst & Young LLP as Auditors of the Company.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

(Continued and to be signed on reverse side)

DETACH CARD HERE

(Continued from other side)

4.	In their discretion, upon all other matters properly brought before the meeting or any ajournment.

☐ FOR ☐ AGAINST ☐ ABSTAIN

IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES ABOVE AND IN FAVOR OF ITEMS 2, 3 AND 4.

Dated: , 2002

Signature(s)

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. In case of a corporation, a duly authorized officer should sign on its behalf.